UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): July 12, 2016

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California	90049
(Address of Principal Executive Offices)	(Zip Code)

(310) 826-5648

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 12, 2016, our board of directors approved an amendment to our Shareholder Rights Agreement to extend the “Expiration Time” (as defined) of the Shareholder Rights Agreement from April 16, 2017 to April 16, 2022.

Item 3.03	Material Modification to Rights of Security Holders

See the discussion in Item 1.01, above, which information is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendments to 2008 Plan

As reported in Item 5.07, below, on July 12, 2016, at our Annual Meeting of stockholders, our stockholders approved amendments to our 2008 Stock Incentive Plan, as previously amended (the “2008 Plan”), to (1) increase the number of shares of our common stock reserved for issuance under the 2008 Plan by 10,000,000 shares to a total of 30,000,000 shares and (2) to increase from 1,000,000 to 1,500,000 the number of shares of our common stock that may be subject to options granted under the 2008 Plan to any single participant during any twelve-month period. The amendments were approved by our board of directors on May 10, 2016, subject to stockholder approval.

Persons eligible to participate in the 2008 Plan, as amended by the amendments, will continue to include our employees, directors and consultants within the meaning of the 2008 Plan, as determined by the administrator of the 2008 Plan.

A summary of the amendments is set forth in our definitive proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on May 20, 2016 and can be viewed at www.sec.gov. The amendments, themselves, are attached as Annexes A and B to the Proxy Statement and incorporated herein by reference. In addition, a more detailed summary of the 2008 Plan, as amended by the amendments, is set forth in the Proxy Statement.

ITEM 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

At a meeting of our Board of Directors of CytRx Corporation (“we,” “our,” “us,” CytRx” or the “company”) held on July 12, 2016 immediately following the Annual Meeting of our stockholders, the Board approved and adopted, subject to the condition described below, an amended Code of Business Conduct and Ethics, or Code, applicable to us and our directors, officers, including our principal executive, financial and accounting officer or controller, and employees.

The amended Code reflects an amendment to the provisions of our former Code intended to comply with corporate governance matters we agreed to in the Stipulation of Settlement in the matter In re CytRx Corp. Stockholder Derivative Litigation, No. 2:14-cv-06414-GHK (C.D. Cal.), Pankratz v. Kriegsman, et al., No. 15-56773 (9th Cir.) previously reported by us. The amendment provides that compliance with the Code will be an element in the evaluation of the job performance of our employees, officers and directors.

The amended Code will become effective and will be posted on our web site at www.cytrx.com only upon the entry of an Order of the Court finally approving the Stipulation of Settlement. Until that time, our former Code will remain in effect.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

The Annual Meeting of our stockholders was held on July 12, 2016. At the Annual Meeting, our stockholders acted upon the following proposals:

(1) The election of Dr. Joseph Rubinfeld and Dr. Louis Ignarro to serve as a Class I directors until the 2019 Annual Meeting of Stockholders;

(2) The approval of a seventh amendment to the CytRx Corporation 2008 Plan to increase the aggregate number of shares of our common stock subject to the 2008 Plan from 20,000,000 shares to 30,000,000 shares;

(3) The approval of an eighth amendment to the 2008 Plan to increase from 1,000,000 shares to 1,500,000 shares the so-called section 162(m) limitation on the number of shares of our common stock that may be subject to stock options awarded to any participant during any twelve-month period;

(4) The advisory approval of the compensation of our named executive officers as disclosed in the Proxy Statement; and

(5) The ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Voting Results

Proposal 1: Dr. Rubinfeld was elected as a Class I director with 26,450,193 “FOR” votes and 3,792,727 “WITHHELD” votes.

Proposal 1: Dr. Ignarro was elected as a Class I director with 26,818,046 “FOR” votes and 3,424,874 “WITHHELD” votes.

Proposal 2: This proposal was approved with 16,916,470 “FOR” votes, 13,058,209 “AGAINST” votes and 268,241 “ABSTAIN” votes.

Proposal 3: This proposal was approved with 16,100,781 “FOR” votes, 13,920,271 “AGAINST” votes and 221,868 “ABSTAIN” votes.

Proposal 4: This proposal was approved with 17,639,418 “FOR” votes, 12,121,846 “AGAINST” votes and 481,656 “ABSTAIN” votes.

Proposal 5: This proposal was approved with 50,444,091 “FOR” votes, 2,586,966 “AGAINST” votes and 623,964 “ABSTAIN” votes.

In addition, there were 23,412,101 broker non-votes with respect to Proposals 1-4. There were no broker non-votes with respect to Proposal 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Dated: July 14, 2016	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

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